Exhibit 3.227

CHARTER

OF

BURLINGTON COAT FACTORY REALTY OF MEMPHIS, INC.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Tennessee, do hereby set forth as follows:

1. The name of the corporation is: BURLINGTON COAT FACTORY REALTY OF MEMPHIS, INC.

2. The address of the initial registered and principal office of this corporation in this state is Eastgate Shopping Center, c/o Burlington Coat Factory, 5100 Park Avenue, Memphis, Tennessee 38117 and the name of the registered agent at said address is Raymond Huntley.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Tennessee.

4. The corporation shall be authorized to issue to the following shares: 1,000 Common Class, par value $1.00

5. The name and address of the incorporation are as follows: Maria R. Fischetti, 10 Bank Street, White Plains, NY 10606 and Robert F. Gilhooley, 10 Bank Street, White Plains, NY 10606.

6. The corporation is to be for profit.

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this sixteenth day of October, 2002.

/s/ Maria R. Fischetti
Incorporator

/s/ Robert F. Gilhooley
Incorporator

CHANGE OF REGISTERED AGENT/OFFICE (BY CORPORATION)

FILING DATE: January 22, 2004

Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

The name of the corporation is Burlington Coat Factory Realty of Memphis, Inc.

The street address of its current registered office is c/o Burlington Coat Factory, 5100 Park Avenue, Memphis, TN 38117

The name of current Registered Agent is Raymond Huntley

If the current registered agent is to be changed, the name of new registered agent is: Mike Billingsley

6. After the change(s), the street addressed of the registered office and the business office of the registered agent will be identical.

Dated: 1/14/04

/s/ Robert L. LaPenta
VP/CAO

Burlington Coat Factory Realty of Memphis, Inc.

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